UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2016

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 28, 2016, Nektar Therapeutics, a Delaware corporation (“Nektar”), announced that it would host an investor and analyst event at the 2016 Society for Immunotherapy of Cancer Annual Meeting. The event is scheduled to be held on Wednesday, November 9, 2016 at 2:30 p.m. Eastern Time, and will include discussion of new clinical data from the Phase 1 dose-escalation (first-in-human) trial of NKTR-214, Nektar's immuno-stimulatory CD122-biased agonist (the “Phase 1 Trial”). Presenters will include Dr. Adi Diab of MD Anderson Cancer Center and Dr. Mario Sznol of Yale Cancer Center. Investors and analysts are invited to listen to a live audio webcast of the presentation at http://edge.media-server.com/m/p/8z2ryzkk or by dialing (877) 881-2183 or (970) 315-0453 and using code 9534148. The event will also be available for replay for two weeks on Nektar’s website, www.nektar.com

At this investor and analyst event, Nektar expects to make certain forward-looking statements regarding the potential therapeutic benefit of NKTR-214 for cancer patients, the future clinical development plans for NKTR-214, the potential of NKTR-214 in combination with other immunotherapy agents including Bristol-Myers Squibb’s Opdivo (nivolumab), and certain other statements regarding the prospects and potential of Nektar’s business, technology platform and drug candidate pipeline. These forward-looking statements involve substantial risks and uncertainties, including but not limited to: (i) NKTR-214 is in early stage clinical development and the risk of failure remains high and failure can unexpectedly occur at any stage for one or more of the cancer indications being studied prior to regulatory approval due to lack of sufficient efficacy, safety considerations or other factors that impact drug development; (ii) data reported from the Phase 1 Trial is interim data only and the final results will change based on continuing observations from patients that currently remain enrolled in the trial (e.g., whether unconfirmed objective responses ultimately become confirmed responses) and additional patients to be enrolled in the trial; (iii) the Phase 1 Trial results for NKTR-214 remain subject to final data gathering and analysis review and confirmation procedures; (iv) the timing or success of the start or end of clinical trials such as those planned for NKTR-214 may be delayed or unsuccessful due to regulatory delays, clinical trial design issues, slower than anticipated patient enrollment, drug manufacturing challenges, changing standards of care, and clinical outcomes; (v) scientific discovery of new medical breakthroughs is an inherently uncertain process and the future success of the application of Nektar’s technology platform to potential new drug candidates such as NKTR-214 is therefore very uncertain and unpredictable and one or more research and development programs could fail; (vi) Nektar’s patent applications for NKTR-214 may not issue in one or more jurisdictions, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required in the future; (vii) the outcome of any existing or future intellectual property or other litigation related to Nektar’s proprietary product candidates, including, without limitation, NKTR-214, is unpredictable and could have a material adverse effect on our business; and (viii) certain other important risks and uncertainties set forth in Nektar’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the Securities and Exchange Commission on November 4, 2016. Any forward-looking statement made by Nektar at the investor and analyst event will be based only on information currently available to Nektar and speaks only as of the date on which it is made. Actual results could differ materially from the forward-looking statements made at the investor and analyst event. Nektar undertakes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Mark A. Wilson
Mark A. Wilson
General Counsel and Secretary

Date:	November 9, 2016